AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 1994

                                                   REGISTRATION NO. 33-
==============================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------
                        POTOMAC ELECTRIC POWER COMPANY
              (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

District of Columbia and Virginia                     53-0127880
  (STATE OR OTHER JURISDICTION OF         (IRS EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)
                            ----------------------

           1900 PENNSYLVANIA AVENUE, N. W., WASHINGTON, D. C. 20068
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

SAVINGS PLAN FOR EXEMPT EMPLOYEES, SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES,
 AND SAVINGS PLAN FOR NON-BARGAINING UNIT, NON-EXEMPT EMPLOYEES (COLLECTIVELY
            THE "SAVINGS PLANS") OF POTOMAC ELECTRIC POWER COMPANY
                           (FULL TITLE OF THE PLAN)
                           ------------------------

          MARY T. HOWARD, ASSISTANT SECRETARY AND ASSISTANT TREASURER
                        Potomac Electric Power Company
                        1900 Pennsylvania Avenue, N.W.
                            Washington, D.C. 20068
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (202)872-2456
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           ------------------------
                        CALCULATION OF REGISTRATION FEE

                                                         PROPOSED MAXIMUM
                          AMOUNT       PROPOSED MAXIMUM     AGGREGATE          AMOUNT OF
TITLE OF SECURITIES TO    TO BE         OFFERING PRICE      OFFERING          REGISTRATION
  BE REGISTERED         REGISTERED        PER SHARE          PRICE                FEE
==============================================================================================
Common Stock, par
 value $1 per
 share(1).......... 1,200,000 shs.(2)     $19.375(3)      $23,250,000           $8,017
==============================================================================================

      (1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration
Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
      (2) Represents shares in which future employee contributions to the Savings Plans may be invested.  Pursuant to Rule 416(a) the amount of shares registered include such additional number of shares of Common Stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the Common Stock.
      (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based on the average high and low sale prices as reported by the consolidated reporting system on May 16, 1994.
==============================================================================================

         PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Items 3, 4, 5, 6, 7, and 9 are hereby incorporated by reference from Registration Statement No. 33-36798.

Item 8.  Exhibits.

Exhibit No.                   Description of Exhibit
- -----------                   ----------------------

  4                     --    Master Trust Agreement between the Company and
                              The Riggs National Bank of Washington, D.C., as
                              Trustee, effective January 1, 1989 (Exh. 4 to
                              Registration Statement No. 33-36798, 9/12/90).

  5.1                   --    Determination Letters from the Internal Revenue
                              Service (IRS) relating to the Savings Plans.
                              (Exh. 5(a) to Registration Statement No.
                              33-36798, 9/12/90).*

  5.2                   --    Opinion of Betty K. Cauley, Esq.

  15                    --    Letter regarding Interim Financial Information.

  23.1                  --    Consent of Betty K. Cauley, Esq., contained in
                              Exhibit 5.2.

  23.2                  --    Consent of Independent Accountants.

  24.1                  --    Power of Attorney of Directors and Officers of
                              the Company.

  24.2                  --    Power of Attorney of Members of Administrative
                              Board of Savings Plans.

________________
      *Since the receipt of the IRS Determination Letters each of the Savings Plans has been amended in certain respects. The undersigned registrant hereby undertakes to submit such amendments to the IRS promptly and will make any necessary changes to the Savings Plans in order to obtain Determination Letters relating to such amendments.

                                  SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WASHINGTON, DISTRICT OF COLUMBIA, ON THE 18TH DAY OF MAY, 1994.

                              POTOMAC ELECTRIC POWER COMPANY
                                       (REGISTRANT)



                              By      EDWARD F. MITCHELL*
                                ------------------------------------
                                (EDWARD F. MITCHELL, CHAIRMAN OF THE
                                 BOARD AND CHIEF EXECUTIVE OFFICER)

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

(i) Principal Executive Officer:


      EDWARD F. MITCHELL*
- -------------------------------- Chairman of the Board
     (Edward F. Mitchell)         and Chief Executive Officer


(ii) Principal Financial Officer:


        H. L. DAVIS*
- --------------------------------- Vice Chairman and Chief
       (H. Lowell Davis)           Financial Officer and Director



(iii) Principal Accounting Officer:


       D. R. WRAASE*
- ---------------------------------- Senior Vice President
      (Dennis R. Wraase)


                                                    May 18, 1994

(iv) Directors:


     ROGER R. BLUNT*
- ------------------------------  Director
    (Roger R. Blunt, Sr.)

       A. J. CLARK*
- ------------------------------  Director
      (A. James Clark)

     JOHN M. DERRICK, JR.*
- ------------------------------  Director
    (John M. Derrick Jr.)

      R. E. MARRIOTT*
- ------------------------------  Director
     (Richard E. Marriott)

       DAVID O. MAXWELL*
- ------------------------------  Director
      (David O. Maxwell)

     FLORETTA D. McKENZIE*
- ------------------------------  Director
    (Floretta D. McKenzie)

       ANN D. McLAUGHLIN*
- ------------------------------  Director
      (Ann D. McLaughlin)

       PETER F. O'MALLEY*
- ------------------------------  Director
      (Peter F. O'Malley)

       LOUIS A. SIMPSON*
- ------------------------------  Director
      (Louis A. Simpson)

       W. REID THOMPSON*
- ------------------------------  Director
      (W. Reid Thompson)




           MARY T. HOWARD
*By:------------------------------------
     (Mary T. Howard, Attorney-in-fact)

                                                          May 18, 1994

                                  SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE SAVINGS PLANS HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WASHINGTON, DISTRICT OF COLUMBIA, ON THE 18TH DAY OF MAY, 1994.

                              SAVINGS PLAN FOR EXEMPT EMPLOYEES,
                               SAVINGS PLAN FOR BARGAINING UNIT
                               EMPLOYEES, AND SAVINGS PLAN FOR
                               NON-BARGAINING UNIT, NON-EXEMPT
                               EMPLOYEES OF POTOMAC ELECTRIC
                               POWER COMPANY


                              By            H. L. DAVIS*
                                ---------------------------------------
                                (H. Lowell Davis, Chairman Administrative
                                  Board)

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


     JOHN M. DERRICK, JR.*
- -------------------------------  Member, Administrative Board
    (John M. Derrick, Jr.)

        PAUL DRAGOUMIS*
- -------------------------------  Member, Administrative Board
       (Paul Dragoumis)

      WILLIAM T. TORGERSON*
- -------------------------------  Member, Administrative Board
     (William T. Torgerson)

       D. R. WRAASE*
- -------------------------------  Member, Administrative Board
      (Dennis R. Wraase)

       ROBERT C. GRANTLEY*
- -------------------------------  Member, Administrative Board
      (Robert C. Grantley)

     A. S. MACEROLLO*
- -------------------------------  Member, Administrative Board
    (Anthony S. Macerollo)


*By          MARY T. HOWARD
    ----------------------------------
    (Mary T. Howard, Attorney-in-fact)                         May 18, 1994
                                -4-
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